EXHIBIT 10.5

A copy of Retirement and Consulting Agreement for John S. Stein dated April 9, 2002.


                   RETIREMENT AND CONSULTING AGREEMENT

This Agreement made by and between Golden Enterprises, Inc. ("Company") and John S. Stein ("Stein") on this the 1st day of June, 2002.

WHEREAS, Stein has been employed by Company and/or its subsidiaries since 1961, during which time he has served as Chief Executive Officer from 1991 to 2001, as President from 1985 to 1998 and as President of Golden Flake Snack Foods, Inc. from 1976 to 1991; and

WHEREAS, Stein is presently serving as Chairman of the Board of Directors of Company, which position he has held since 1996, and has served on the Company's Board of Directors for 32 years; and

          WHEREAS, Stein desires to retire from his full-time employment on May 31, 2002; and

WHEREAS, Company wishes to reward Stein for his years of dedicated and effective service and desires to utilize Stein's expertise and knowledge as an independent consultant for the Company after Stein's retirement date, and Company and Stein desire that Stein shall remain as Chairman of the Board of Directors of Company;

NOW, THEREFORE, Company and Stein hereby agree as follows:

1. Stein shall retire from his regular employment with Company on the 31st day of May, 2002.

2. Stein shall continue as the Chairman of the Board of Directors of Company until such time as Stein (i) resigns such position, (ii) is not reelected as Chairman of the Board by the Board of Directors, or (iii) is not reelected to the Board of Directors by the Company stockholders.


3. (a)	Stein shall provide consulting services to Company, as an
independent contractor, as long as physically and mentally able, on an as-needed basis by Company in Company's sole discretion.
Notwithstanding the foregoing, in no event shall Stein be required to provide services to Company of more than 10 hours per month.
Company shall provide a suitable place of work for Stein, all of Stein's supplies and support staff needed in providing such work and shall pay any out-of-pocket expenses of Stein.

(b) In exchange for providing such consulting services and for his past services to the Company, Company shall pay to Stein, during the period of time that he continues to serve on the Board of Directors of the Company, except as otherwise provided herein, the following compensation:

1. Company shall provide Stein with an automobile pursuant to the executive auto arrangement as currently in effect for Stein.

2. Company shall reimburse Stein for all COBRA payments made by Stein, or Stein's spouse, Jeanne Edgar Stein, for the continued coverage of Stein's spouse from June 1, 2002 until August 31, 2004.

3. Stein and his spouse shall continue to participate in the existing medical reimbursement plan presently in effect for Stein and his spouse, with such payments being made by Company to Stein and/or Stein's spouse.

4. Company shall pay for legal and accounting expenses of Stein up to $2,500 per year, respectively. Such payment may be made by payment to Stein for the reimbursement of expenses previously paid by Stein or by the direct payment of Company, pursuant to Stein's direction, to Stein's accountant and/or attorney.


4. Company and Stein agree that after May 31, 2002, under no circumstances and notwithstanding anything herein to the contrary shall Stein be considered as an employee of Company. Thus, pursuant to Stein's Salary Continuation Plan, dated November 11, 1976, as amended, with Company, Stein shall begin receiving the benefits pursuant to such Plan of $10,000 per month for 15 years beginning on June 1, 2002.

5. Company and Stein agree that no other amounts shall be due and payable from Company to Stein except as set forth herein and except as set forth in any qualified or nonqualified deferred compensation plan of Company.

This Agreement approved by the Board of Directors on April 9,
2002 is hereby entered into on this the 9th day April, 2002.

                                GOLDEN ENTERPRISES, INC.

                                By:	/S/ MARK W. MCCUTCHEON
                                     Mark W. McCutcheon, President

                                    /S/ JOHN S. STEIN
                                    John S. Stein



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